Investors:    David Gennarelli, david.gennarelli@autodesk.com, 415-507-6033

Press:         Noah Cole, noah.cole@autodesk.com, 415-580-3535

AUTODESK FOURTH QUARTER DRIVEN BY STRONG GROWTH IN SUITES AND CASH FLOW
Company Reiterates Long-term Financial Targets

SAN RAFAEL, Calif., FEBRUARY 26, 2014-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the fourth quarter and full fiscal year ended January, 31, 2014. Revenue was $587 million. Normalized for the business model transition, revenue would have experienced approximately 2 percent growth year-over-year. GAAP diluted earnings per share were $0.23 and non-GAAP diluted earnings per share were $0.40.

Fourth quarter results exclude approximately $30 million of license revenue that was deferred as a result of the company's business model transition.

Fourth Quarter Fiscal 2014 Highlights

•	Revenue from Suites increased 15 percent to $216 million, compared to the fourth quarter last year.

•	Operating margin was 9 percent on a GAAP basis and 20 percent on a non-GAAP basis. A reconciliation of GAAP to non-GAAP results is provided in the accompanying tables.

•
Deferred revenue increased 8 percent to $901 million, compared to the fourth quarter of fiscal 2013. Normalized for the business model transition (noted above), deferred revenue would have experienced approximately 4 percent growth year-over-year.

•	Cash flow from operating activities increased 18 percent to $184 million, compared to the fourth quarter of fiscal 2013.

"We closed our fiscal year with momentum marked by strong growth in suites and demand for our Architecture, Engineering and Construction (AEC) solutions," said Carl Bass, Autodesk president and CEO.  "Demand accelerated for our world leading portfolio of building information modeling (BIM) solutions. Our cloud-based BIM 360 tools had a terrific quarter as we continue to enable greater mobility and collaboration for our construction customers. Our cloud-based PLM 360 business also experienced continued momentum and had its best quarter to date."

Fourth Quarter Operational Overview
The business model transition (noted above) was related primarily to flexible license arrangements with certain enterprise customers. In the fourth quarter, the business model transition had particular impact on license revenue in the Americas and the AEC business segment.

Revenue in the Americas was $207 million. EMEA revenue was $229 million. Revenue in Asia Pacific was $150 million. Revenue from emerging economies was $88 million and represented 15 percent of total revenue in the fourth quarter.

Revenue from the Platform Solutions and Emerging Business (PSEB) segment was $196 million. Revenue from the AEC business segment was $196 million. Revenue from the Manufacturing business segment was $154 million. Revenue from the Media and Entertainment business (M&E) segment was $41 million.

Revenue from Flagship products was $288 million. Revenue from Suites was $216 million. Revenue from New and Adjacent products was $83 million.

"We were pleased with our fourth quarter performance, which included strong growth in cash flow from operations, solid growth in deferred revenue, and a significant sequential increase in backlog," said Mark Hawkins, Autodesk executive vice president and CFO. "We remain confident in our long-term model, which calls for a 12 percent billings compounded annual growth rate, 20 percent more annual value from our new and existing subscriptions, and a 50 percent increase in subscriptions by the end of our fiscal 2018. We believe we can accomplish this while getting to a 30 percent non-GAAP operating margin by the end of fiscal 2018."

“We are at the very beginning of a platform and model transition that will propel Autodesk to the future," Bass added.  “We are focused on driving our subscription base, annual subscription value, and billings over the next four years and beyond. As anticipated, our transformation will start gradually and we expect will gain momentum as we go forward."

Business Outlook

The following are forward-looking statements based on current expectations and assumptions, and involve risks and uncertainties some of which are set forth below. Autodesk's business outlook for the first quarter and full year fiscal 2015 assumes, among other things, a continuation of the current economic environment and foreign exchange currency rate environment, and interest expense related to Autodesk's $750 million debt offering in December 2012.

First Quarter Fiscal 2015
First quarter EPS guidance includes the dilutive impact of the Delcam acquisition.

Q1 FY15 Guidance Metrics	Q1 FY15 (ending April 30, 2014)
Revenue (in millions)	$560-$575
EPS GAAP	$0.01-$0.04
EPS Non-GAAP (1)	$0.19-$0.22
_______________
(1) Non-GAAP earnings per diluted share exclude $0.11 related to stock-based compensation expense, $0.06 for the amortization of acquisition related intangibles, and $0.01 related to restructuring charges.

Full Year Fiscal 2015

FY15 Guidance Metrics	FY15 (ending January 31, 2015)
Net billings growth	5-8%
Revenue growth	3-5%
GAAP operating margin	5-8%
Non-GAAP operating margin	14-16%
Net new subscription additions	150,000-200,000

A reconciliation between the GAAP and non-GAAP estimates for fiscal 2015 is provided in the tables following this press release.

Both the first quarter and full year fiscal 2015 outlook assumes projected annual effective tax rates of approximately 25.5 percent for both GAAP and non-GAAP results. These rates do not include one-time discrete items or the federal R&D tax credit that expired on December 31, 2013.

Earnings Conference Call and Webcast

Autodesk will host its fourth quarter conference call today at 5:00 p.m. ET. The live broadcast can be accessed at http://www.autodesk.com/investors. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of Autodesk's website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

A replay of the broadcast will be available at 7:00 pm ET at http://www.autodesk.com/investors. This replay will be maintained on Autodesk's website for at least 12 months.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under “Business Outlook” above, statements regarding revenue growth, our business model transition, billings growth, subscription growth, annual subscription value growth, operating margin growth, demand for and adoption of suites, AEC, BIM and PLM solutions, and other statements regarding our strategies, market and products positions, performance, and results. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: general market, political, economic and business conditions; failure to maintain our revenue growth and profitability; failure to successfully manage transitions to new business models and markets, including the introduction of additional ratable revenue streams and our continuing efforts to attract customers to our cloud-based offerings and expenses related to the transition of our business model; failure to maintain cost reductions and productivity increases or otherwise control our expenses; our performance in particular geographies, including emerging economies; the ability of governments around the world to meet their financial and debt obligations, and finance infrastructure projects; weak or negative growth in the industries we serve; slowing momentum in subscription billings or revenues; difficulty in predicting revenue from new businesses and the potential impact on our financial results from changes in our business models; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the financial and business condition of our reseller and distribution channels; dependence on and the timing of large transactions; fluctuation in foreign currency exchange rates; the success of our foreign currency hedging program; failure to achieve sufficient sell-through in our channels for new or existing products; pricing pressure; unexpected fluctuations in our tax rate; the timing and degree of expected investments in growth and efficiency opportunities; changes in the timing of product releases and retirements; and any unanticipated accounting charges.
Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk's Annual Report on Form 10-K for the year ended January 31, 2013 and Forms 10-Q for the quarters ended April 30, 2013, July 31, 2013 and October 31, 2013, which are on file with the U.S. Securities and

Exchange Commission. Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk

Autodesk helps people imagine, design and create a better world. Everyone--from design professionals, engineers and architects to digital artists, students and hobbyists--uses Autodesk software to unlock their creativity and solve important challenges. For more information visit autodesk.com or follow @autodesk.

Autodesk is a registered trademark of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders. Autodesk reserves the right to alter product and services offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.

© 2014 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Net revenue (1):
License and other	$320.7	$364.7	$1,254.9	$1,364.1
Subscription	265.9	242.2	1,019.0	948.1
Total net revenue	586.6	606.9	2,273.9	2,312.2
Cost of revenue (1):
Cost of license and other revenue	48.1	41.4	178.7	166.0
Cost of subscription revenue	23.8	20.6	95.6	72.5
Total cost of revenue	71.9	62.0	274.3	238.5
Gross profit	514.7	544.9	1,999.6	2,073.7
Operating expenses:
Marketing and sales	232.3	236.0	842.6	875.5
Research and development	162.4	149.4	611.1	600.0
General and administrative	62.0	67.7	248.3	248.4
Restructuring charges, net	6.3	7.2	12.8	43.9
Total operating expenses	463.0	460.3	1,714.8	1,767.8
Income from operations	51.7	84.6	284.8	305.9
Interest and other income (expense), net	4.6	1.5	(4.9)	4.1
Income before income taxes	56.3	86.1	279.9	310.0
Provision for income taxes	(2.4)	(11.6)	(51.1)	(62.6)
Net income	$53.9	$74.5	$228.8	$247.4
Basic net income per share	$0.24	$0.33	$1.02	$1.09
Diluted net income per share	$0.23	$0.32	$1.00	$1.07
Weighted average shares used in computing basic net income per share	225.5	224.1	224.0	226.4
Weighted average shares used in computing diluted net income per share	231.1	229.6	229.6	231.7
___________
(1) Effective in the first quarter of fiscal 2014, Autodesk reclassified certain revenue and cost of revenue amounts associated with its cloud service offerings from "License and Other Revenue" to its new revenue line item "Subscription Revenue." Subscription Revenue consists of two components: maintenance revenue for our software products and revenue for our cloud service offerings including Autodesk 360. Prior period amounts have been revised to conform to the current period presentation.

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	January 31, 2014	January 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,853.0	$1,612.2
Marketable securities	414.1	342.1
Accounts receivable, net	423.7	495.1
Deferred income taxes	56.8	42.2
Prepaid expenses and other current assets	87.4	60.8
Total current assets	2,835.0	2,552.4
Marketable securities	277.3	411.1
Computer equipment, software, furniture and leasehold improvements, net	130.3	114.9
Purchased technologies, net	63.1	76.0
Goodwill	1,009.9	871.5
Deferred income taxes, net	131.1	122.8
Other assets	148.3	159.7
	$4,595.0	$4,308.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$84.5	$94.2
Accrued compensation	181.2	189.6
Accrued income taxes	24.3	13.9
Deferred revenue	696.2	647.0
Other accrued liabilities	85.3	99.0
Total current liabilities	1,071.5	1,043.7
Deferred revenue	204.4	187.6
Long term income taxes payable	211.8	194.2
Long term notes payable, net of discount	746.4	745.6
Other liabilities	99.4	94.1
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	1,637.3	1,449.8
Accumulated other comprehensive loss	(0.6)	(5.7)
Retained earnings	624.8	599.1
Total stockholders’ equity	2,261.5	2,043.2
	$4,595.0	$4,308.4

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Fiscal Year Ended January 31,
	2014	2013
	(Unaudited)
Operating activities:
Net income	$228.8	$247.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	128.9	127.8
Stock-based compensation expense	132.2	156.3
Excess tax benefits from stock-based compensation	(9.1)	(12.9)
Restructuring charges, net	12.8	43.9
Other operating activities	(16.1)	6.7
Changes in operating assets and liabilities, net of business combinations	86.0	(10.1)
Net cash provided by operating activities	563.5	559.1
Investing activities:
Purchases of marketable securities	(1,214.2)	(1,397.7)
Sales of marketable securities	537.0	332.9
Maturities of marketable securities	742.1	764.8
Capital expenditures	(64.2)	(56.4)
Acquisitions, net of cash acquired	(176.1)	(263.7)
Other investing activities	(18.6)	(27.1)
Net cash (used in) investing activities	(194.0)	(647.2)
Financing activities:
Proceeds from issuance of common stock, net of issuance costs	288.2	220.2
Repurchases of common stock	(423.8)	(431.2)
Draws on line of credit	—	110.0
Proceeds from debt	—	745.6
Repayments on line of credit	—	(110.0)
Excess tax benefits from stock-based compensation	9.1	12.9
Other financing activities	—	(6.1)
Net cash (used in) provided by financing activities	(126.5)	541.4
Effect of exchange rate changes on cash and cash equivalents	(2.2)	2.0
Net increase in cash and cash equivalents	240.8	455.3
Cash and cash equivalents at beginning of fiscal year	1,612.2	1,156.9
Cash and cash equivalents at end of period	$1,853.0	$1,612.2

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP cost of license and other revenue, non-GAAP cost of subscription revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP restructuring charges (benefits), non-GAAP income from operations, non-GAAP operating margin, non-GAAP interest and other income (expense), non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP net income per share. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, gain and loss on strategic investments, and related income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)

GAAP cost of license and other revenue (1)	$48.1	$41.4	$178.7	$166.0
Stock-based compensation expense (1)	(1.1)	(1.0)	(3.8)	(3.7)
Amortization of developed technology (1)	(10.6)	(9.5)	(40.1)	(37.2)
Non-GAAP cost of license and other revenue (1)	$36.4	$30.9	$134.8	$125.1

GAAP cost of subscription revenue (1)	$23.8	$20.6	$95.6	$72.5
Stock-based compensation expense (1)	(0.6)	(0.4)	(2.2)	(1.5)
Amortization of developed technology (1)	(1.0)	(0.9)	(4.1)	(2.5)
Non-GAAP cost of subscription revenue (1)	$22.2	$19.3	$89.3	$68.5

GAAP gross profit	$514.7	$544.9	$1,999.6	$2,073.7
Stock-based compensation expense	1.7	1.4	6.0	5.2
Amortization of developed technology	11.6	10.4	44.2	39.7
Non-GAAP gross profit	$528.0	$556.7	$2,049.8	$2,118.6

GAAP marketing and sales	$232.3	$236.0	$842.6	$875.5
Stock-based compensation expense	(16.1)	(16.9)	(58.6)	(64.3)
Non-GAAP marketing and sales	$216.2	$219.1	$784.0	$811.2

GAAP research and development	$162.4	$149.4	$611.1	$600.0
Stock-based compensation expense	(12.4)	(12.2)	(43.7)	(61.8)
Non-GAAP research and development	$150.0	$137.2	$567.4	$538.2

GAAP general and administrative	$62.0	$67.7	$248.3	$248.4
Stock-based compensation expense	(5.9)	(7.0)	(23.9)	(25.0)
Amortization of customer relationships and trade names	(9.0)	(12.6)	(36.5)	(42.1)
Non-GAAP general and administrative	$47.1	$48.1	$187.9	$181.3

GAAP restructuring charges (benefits), net	$6.3	$7.2	$12.8	$43.9
Restructuring (charges) benefits	(6.3)	(7.2)	(12.8)	(43.9)
Non-GAAP restructuring charges (benefits), net	$—	$—	$—	$—

GAAP operating expenses	$463.0	$460.3	$1,714.8	$1,767.8
Stock-based compensation expense	(34.4)	(36.1)	(126.2)	(151.1)
Amortization of customer relationships and trade names	(9.0)	(12.6)	(36.5)	(42.1)
Restructuring (charges) benefits	(6.3)	(7.2)	(12.8)	(43.9)
Non-GAAP operating expenses	$413.3	$404.4	$1,539.3	$1,530.7

GAAP income from operations	$51.7	$84.6	$284.8	$305.9
Stock-based compensation expense	36.1	37.5	132.2	156.3
Amortization of developed technology	11.6	10.4	44.2	39.7
Amortization of customer relationships and trade names	9.0	12.6	36.5	42.1
Restructuring charges (benefits)	6.3	7.2	12.8	43.9
Non-GAAP income from operations	$114.7	$152.3	$510.5	$587.9

GAAP interest and other (expense) income, net	$4.6	$1.5	$(4.9)	$4.1
Loss (gain) on strategic investments	0.8	0.2	1.8	4.0
Non-GAAP interest and other (expense) income, net	$5.4	$1.7	$(3.1)	$8.1

GAAP provision for income taxes	$(2.4)	$(11.6)	$(51.1)	$(62.6)
Discrete GAAP tax provision items	(7.9)	(7.7)	(10.2)	(26.7)
Income tax effect of non-GAAP adjustments	(16.6)	(13.9)	(60.5)	(56.7)
Non-GAAP provision for income tax	$(26.9)	$(33.2)	$(121.8)	$(146.0)

GAAP net income	$53.9	$74.5	$228.8	$247.4
Stock-based compensation expense	36.1	37.5	132.2	156.3
Amortization of developed technology	11.6	10.4	44.2	39.7
Amortization of customer relationships and trade names	9.0	12.6	36.5	42.1
Restructuring charges (benefits)	6.3	7.2	12.8	43.9
Loss (gain) on strategic investments	0.8	0.2	1.8	4.0
Discrete GAAP tax provision items	(7.9)	(7.7)	(10.2)	(26.7)
Income tax effect of non-GAAP adjustments	(16.6)	(13.9)	(60.5)	(56.7)
Non-GAAP net income	$93.2	$120.8	$385.6	$450.0

GAAP diluted net income per share	$0.23	$0.32	$1.00	$1.07
Stock-based compensation expense	0.15	0.16	0.57	0.67
Amortization of developed technology	0.05	0.05	0.19	0.18
Amortization of customer relationships and trade names	0.04	0.05	0.16	0.18
Restructuring charges (benefits)	0.03	0.03	0.06	0.18
Loss (gain) on strategic investments	—	—	—	0.02
Discrete GAAP tax provision items	(0.03)	(0.02)	(0.04)	(0.12)

Income tax effect of non-GAAP adjustments	(0.07)	(0.06)	(0.26)	(0.24)
Non-GAAP diluted net income per share	$0.40	$0.53	$1.68	$1.94

(1) Effective in the first quarter of fiscal 2014, Autodesk reclassified certain costs associated cloud service offerings from "Cost of License and Other Revenue" to "Cost of Subscription Revenue." Prior period amounts have been revised to conform to the current period presentation.

Autodesk, Inc.

Other Supplemental Financial Information (a)

Fiscal Year 2014	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2014
Financial Statistics ($ in millions, except per share data):
Total Net Revenue:	$570	$562	$555	$587	$2,274
License and Other Revenue	$324	$313	$298	$321	$1,255
Subscription Revenue	$247	$249	$258	$266	$1,019

GAAP Gross Margin	88%	88%	88%	88%	88%
Non-GAAP Gross Margin (1)(2)	90%	90%	90%	90%	90%

GAAP Operating Expenses	$422	$410	$420	$463	$1,715
GAAP Operating Margin	14%	15%	12%	9%	13%
GAAP Net Income	$56	$62	$58	$54	$229
GAAP Diluted Net Income Per Share (b)	$0.24	$0.27	$0.25	$0.23	$1.00

Non-GAAP Operating Expenses (1)(3)	$378	$370	$378	$413	$1,539
Non-GAAP Operating Margin (1)(4)	24%	24%	22%	20%	22%
Non-GAAP Net Income (1)(5)(c)	$96	$102	$94	$93	$386
Non-GAAP Diluted Net Income Per Share (1)(6)(b)(c)	$0.42	$0.45	$0.41	$0.40	$1.68

Total Cash and Marketable Securities	$2,480	$2,408	$2,479	$2,544	$2,544
Days Sales Outstanding	46	49	50	66	66
Capital Expenditures	$26	$17	$12	$9	$64
Cash Flow from Operating Activities	$224	$65	$91	$184	$564
GAAP Depreciation, Amortization and Accretion	$33	$32	$31	$33	$129

Deferred Subscription Revenue Balance (c)	$775	$736	$699	$789	$789

Revenue by Geography:
Americas	$202	$202	$208	$207	$819
Europe, Middle East and Africa	$216	$202	$204	$229	$852
Asia Pacific	$152	$158	$143	150	$603
% of Total Rev from Emerging Economies	13%	15%	15%	15%	15%

Revenue by Segment:
Platform Solutions and Emerging Business	$213	$197	$183	$196	$789
Architecture, Engineering and Construction	$172	$177	$186	$196	$731
Manufacturing	$139	$144	$142	$154	$579
Media and Entertainment	$47	$43	$44	$41	$175

Other Revenue Statistics:
% of Total Rev from Flagship	55%	51%	50%	49%	51%
% of Total Rev from Suites	31%	34%	36%	37%	34%
% of Total Rev from New and Adjacent	14%	14%	15%	14%	14%
% of Total Rev from AutoCAD and AutoCAD LT	34%	31%	29%	29%	30%

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to
Foreign Currencies Compared to Comparable Prior Year Period:
FX Impact on Total Net Revenue	$(17)	$(17)	$(13)	$(8)	$(54)
FX Impact on Cost of Revenue and Total Operating Expenses	$5	$4	$3	$3	$16
FX Impact on Operating Income	$(12)	$(13)	$(10)	$(5)	$(38)

Gross Margin by Segment:
Platform Solutions and Emerging Business	$195	$180	$166	$176	$717
Architecture, Engineering and Construction	$156	$161	$169	$178	$664
Manufacturing	$128	$132	$130	$142	$532
Media and Entertainment	$37	$34	$35	$32	$138
Unallocated amounts	$(12)	$(12)	$(12)	$(14)	$(50)

Common Stock Statistics (in millions):
Common Shares Outstanding	224.4	222.5	224.6	226.7	226.7
Fully Diluted Weighted Average Shares Outstanding	229.3	228.3	227.7	231.1	229.6
Shares Repurchased	3.2	3.1	2.0	2.2	10.5

(a) Totals may not agree with the sum of the components due to rounding.
(b) Earnings per share were computed independently for each of the periods presented; therefore the sum of the earnings per share amounts for the quarters may not equal the total for the year.
(c) Prior amounts have been conformed to align with the current period presentation.

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income, and non-GAAP net income per share. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, gain and loss on strategic investments, and related income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying Autodesk's press release.

	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2014
(2) GAAP Gross Margin	88%	88%	88%	88%	88%
Stock-based compensation expense	—%	—%	—%	—%	—%
Amortization of developed technology	2%	2%	2%	2%	2%
Non-GAAP Gross Margin	90%	90%	90%	90%	90%

(3) GAAP Operating Expenses	$422	$410	$420	$463	$1,715
Stock-based compensation expense	(32)	(30)	(30)	(34)	(126)
Amortization of customer relationships and trade names	(11)	(9)	(7)	(9)	(37)
Restructuring (charges) benefits, net	—	(2)	(4)	(6)	(13)
Non-GAAP Operating Expenses	$378	$370	$378	$413	$1,539

(4) GAAP Operating Margin	14%	15%	12%	9%	13%
Stock-based compensation expense	6%	6%	6%	6%	6%
Amortization of developed technology	2%	2%	2%	2%	2%
Amortization of customer relationships and trade names	2%	1%	1%	2%	1%
Restructuring charges (benefits), net	—%	—%	1%	1%	—%
Non-GAAP Operating Margin	24%	24%	22%	20%	22%

(5) GAAP Net Income	$56	$62	$58	$54	$229
Stock-based compensation expense	34	31	32	36	132
Amortization of developed technology	11	11	11	12	44
Amortization of customer relationships and trade names	11	9	7	9	37
Restructuring charges (benefits), net	—	2	4	6	13
(Gain) loss on strategic investments	1	—	—	1	2
Discrete GAAP tax provision items	(1)	1	(3)	(8)	(10)
Income tax effect of non-GAAP adjustments	(15)	(14)	(14)	(17)	(61)
Non-GAAP Net Income	$96	$102	$94	$93	$386

(6) GAAP Diluted Net Income Per Share	$0.24	$0.27	$0.25	$0.23	$1.00
Stock-based compensation expense	0.15	0.14	0.14	0.15	0.57
Amortization of developed technology	0.05	0.05	0.04	0.05	0.19
Amortization of customer relationships and trade names	0.05	0.04	0.03	0.04	0.16
Restructuring charges (benefits), net	—	0.01	0.02	0.03	0.06
(Gain) loss on strategic investments	—	—	—	—	—
Discrete GAAP tax provision items	—	—	(0.01)	(0.03)	(0.04)
Income tax effect of non-GAAP adjustments	(0.07)	(0.06)	(0.06)	(0.07)	(0.26)
Non-GAAP Diluted Net Income Per Share	$0.42	$0.45	$0.41	$0.40	$1.68

Reconciliation for Business Model Transition:
The following is a reconciliation of the year-over-year rates discussed within:
Impacted revenue line:	Total Revenue	License and other revenue	Flagship	AEC	Deferred Revenue

Stated year-over-year percent increase/(decrease)	(3)%	(12)%	(13)%	(6)%	8%
Business Model Transition impact	5%	9%	10%	14%	(4)%
Normalized year-over-year percent increase/(decrease)	2%	(3)%	(3)%	8%	4%

Impacted revenue by geography:	Americas	EMEA	APAC
Stated year-over-year percent increase/(decrease)	(6)%	(4)%	2%
Business Model Transition impact	12%	1%	1%
Normalized year-over-year percent increase/(decrease)	6%	(3)%	3%

Reconciliation for Guidance:
The following is a reconciliation of anticipated full year fiscal 2015 GAAP and non-GAAP operating margins:

FY15 Revenue Growth	3%	5%
GAAP operating margin	5%	8%
Stock-based compensation expense	6%	5%
Amortization of purchased intangibles	3%	3%
Restructuring charges	—%	—%
Non-GAAP operating margin	14%	16%

Reconciliation for Long Term Operating Margins:
Autodesk is not able to provide targets for our long term (ending with fiscal year 2018) GAAP operating margins at this time because of the difficulty of estimating certain items that are excluded from non-GAAP that affect operating margin, such as charges related to stock-based compensation expense and amortization of acquisition related intangibles, the effect of which may be significant.